UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2006

THE COAST DISTRIBUTION SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9511	94-2490990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Woodview Avenue, Morgan Hill, California	95037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 782-6686

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The Coast Distribution System (“Coast”) has entered into the Sole Sales and Service Agreement (the “Agreement”), made effective as of April 13, 2006, with Wuxi Kipor Power Co., Ltd. (“Kipor”), which is the largest manufacturer in China of inverter generators for export. The Agreement appoints Coast as the sole distributor of Kipor’s products in the North America, which is defined in the Agreement to include the Continental United States, Canada and Mexico. The Kipor products covered by the Agreement include gasoline inverter generators; diesel generators, including Kipor’s diesel Super-Silent generators; converter generators; diesel and gasoline engines; and water pumps. Under the Agreement, Coast (i) is responsible for marketing, and is obligated to use its best efforts to maximize sales of, Kipor products in North America, and (ii) is responsible for providing, or arranging for the provision, of warranty and repair services for Kipor products sold in North America.

The Agreement is to continue in effect until twelve (12) months after either party gives its written notice of an intention to terminate the Agreement to the other party. However, Kipor will have the right to terminate the Agreement on 90 days’ prior written notice to Coast, if Coast fails to fulfill any of its responsibilities or obligations under the Agreement, including the achievement of any minimum sales objectives that may be established by mutual agreement of the parties, subject, however, to Coast’s right to cure such failure within that 90 day notice period. If Coast succeeds in curing such a failure within that 90-day period, then, the Agreement will not terminate and, instead, will continue in full force and effect.

The foregoing is a summary of the material terms of the Agreement and is qualified in its entirety by reference to the Agreement, itself, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure

(1) On May 15, 2006, The Coast Distribution System, Inc. issued a press release announcing that it had entered into the Sole Sales and Service Agreement, described in Item 1.01 above, with China-based Wuxi Power Co. (http://www.kipor.com ) for the exclusive rights to sell Kipor products in North America, including Kipor’s line of portable and standby power generators. Wuxi Power is the largest manufacturer in China of inverter generators for export. The foregoing description of the contents of the press release is qualified by reference to that press release, a copy of which is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

(2) On May 16, 2006, The Coast Distribution System, Inc. issued a press release announcing that its Board of Directors had unanimously rejected an unsolicited non-binding proposal from Bell Industries, Inc. to acquire the Company for $8.10 per share in cash.

The foregoing description of the contents of the press release is qualified by reference to that press release, a copy of which is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

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Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

The following exhibit is filed with this Report:

Exhibit No	Description
10.1	Sole Sales and Service Agreement entered into by Coast Distribution System and Wuxi Kipor Power Co., Ltd.

The following Exhibits are being furnished with this Report:

Exhibit No	Description
99.1	Press Release issued May 15, 2006 announcing the appointment of the Coast Distribution System as the exclusive North American Distributor of Kipor Products for Wuxi Kipor Power Co., Ltd.

99.2	Press Release issued May 16, 2006 announcing the rejection, by the Coast Distribution System, of the Bell Industries Inc. Buy-Out offer of $8.10 per share in cash.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COAST DISTRIBUTION SYSTEM, INC.

Date: May 18, 2006	By:	/s/ SANDRA A. KNELL
Sandra A. Knell, Executive Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No	Description
10.1	Sole Sales and Service Agreement entered into by Coast Distribution System and Wuxi Kipor Power Co., Ltd.

99.1	Press Release issued May 15, 2006 announcing the selection by Wuxi Kipor Power Co., Ltd. of Coast Distribution System as its exclusive Distributor of Kipor Products in North America

99.2	Press Release issued May 16, 2006 announcing the rejection, by the Coast Distribution Board of Directors, of the Bell Industries Inc. Buy-Out offer of $8.10 per share in cash.

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